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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                  AT&T Corp.
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                (Name of Registrant as Specified In Its Charter)

                                  AT&T Corp.
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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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A brief message from AT&T Shareowner Services

     A quick note about why you're receiving this mailing -- and others soon to come. There's a lot happening at AT&T these days. We're moving forward on a number of fronts as we prepare our company for the future.

     We recognize it might be a little confusing at times. But as a shareowner, we want to be sure you have all the information you need to understand and evaluate what we're doing. That's why you can expect additional mailings from us in the days and months ahead.

     In this mailing: T/AWE Exchange Offer

     Enclosed is an offer to exchange shares of AT&T common stock for shares of AT&T Wireless Group tracking stock. This offer is completely voluntary; we encourage you to read the materials and call 1-800-603-1913 with any questions.

     This exchange offer expires on May 25, 2001.

     In a separate mailing: AT&T Annual Report and Proxy Statement

     If you haven't already, you'll also soon receive your AT&T Annual Report and Proxy Statement.

     It's important for every shareowner to review these materials carefully. The Annual Report, for example, contains up-to-date information about AT&T and its businesses, along with a brief review of the proposed restructuring of AT&T.

     In addition, the AT&T Board of Directors is recommending several important proposals. Please review these proposals carefully and vote your proxy -- every vote counts. In some cases, if you don't vote, it counts as a "no" vote. What you decide will literally shape the future of your company.

     Be sure to look for the pre-paid calling card included in your Annual
Report!

     Your vote must be received in time for the Annual Meeting on May 23, 2001. Vote Now!

Make sure your Vote is Counted!

     Most shareowners are now able to vote their proxies via the telephone or the Internet. Please refer to the materials you receive with your Proxy Statement to determine if you can use one of these electronic forms of voting, which can save you time while saving money for your company. Your vote must be received in time for the Annual Meeting on May 23, 2001 -- Vote Now!

Sign up for Electronic Access of AT&T Proxy and other materials!

     For your convenience, AT&T is now offering its registered shareowners the opportunity to electronically access the AT&T Annual Report and/or Proxy Statement, and discontinue receiving paper copies of these documents. Register with us and you can access materials and vote your proxy over the Internet. To sign up and consent to electronic access, visit our web site at www.att.com/ir or sign up by telephone by calling 1-800-348-8288. If you own your shares through a broker, contact your broker to request electronic access.

     The Award-Winning ISP of Choice for AT&T Shareowners

     AT&T shareowners can now enjoy easy, fast, reliable Internet access nationwide from AT&T WorldNet(R) Service for as little as $4.95* a month. Shop, chat, e-mail, access your shareowner account, and vote your AT&T proxy online.

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 * Telephone access (including local, long distance or 800/888 facility charges)
   and other charges and taxes may apply. Other terms and conditions apply.
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     AT&T WorldNet Service has recently garnered numerous awards for customer satisfaction, speed and reliability, including the prestigious #1 ranking from
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This is your chance to help us grow your investment. Sign up today!

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** J.D. Power and Associates 2000 National Internet Service Provider Customer
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